AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

 Amendment No. 1 to

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MBC FUNDING II CORP.
(Exact Name of Registrant as Specified in Its Charter)

New York	81-0758358
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

60 Cutter Mill Road, Suite 205 Great Neck, New York	11021
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6% Senior Secured Notes, due April 22, 2026	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-208894

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered.

The description of securities required by this Item is contained in the Registration Statement of the Registrant on Form S-11, as amended (File No. 333-208894), and is incorporated herein by reference to such filing. See "Description of the Notes."

Item 2. Exhibits

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the NYSE MKT LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 18, 2016

MBC Funding II Corp.

By:	/s/ Assaf Ran
Assaf Ran
President and Chief Executive Office